Exhibit 10.2
Investor Rights Agreement
     THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of July 29, 2008, by and among Novavax, Inc., a Delaware corporation (the “Corporation”), Abingworth Bioventures V LP, and Abingworth Bioequities Master Fund Limited (each an “Investor” and, collectively, the “Investors” ).
R E C I T A L S
     WHEREAS, the Corporation and the Investors are parties to that certain Subscription Agreement of even date herewith (the “Subscription Agreement”); and
     WHEREAS, the Corporation and the Investors desire that the Investors have certain rights in addition to those provided for in the Subscription Agreement, namely a participation right with respect to future securities offerings and the right to designate a person to serve on the Corporation’s Board of Directors (the “Board”), all as more particularly set forth herein; and
     WHEREAS, the Investors’ obligations under the Subscription Agreement are conditioned upon the execution and delivery of this Agreement by the Investors and the Corporation.
     NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein and the Subscription Agreement, the parties hereto hereby agree as follows:
     1. Participation Rights.
          1.1 Notice of Proposed Issuance. Except with respect to Exempt Issuances (as defined below), in the event that the Corporation proposes to offer, sell or issue any Corporation Securities, the Corporation will deliver to the Investors a written notice (an “Offer Notice”) prior to effecting any such issuance (a “New Issuance”), offering to the Investors the right, for a period of fifteen (15) business days, to collectively purchase for cash at an amount equal to the price or other consideration for which such Corporation Securities are to be offered, sold or issued, an aggregate number of such Corporation Securities, as determined by the Investors in their sole discretion, up to 30% of the aggregate amount of such Corporation Securities subject to such New Issuance (the “Investors’ Pro Rata Share”); provided, however, that, if the New Issuance is a fully underwritten, firm commitment public offering under the Securities Act of 1933, as amended, whereby the Corporation will receive net proceeds in excess of $35,000,000, the Investors’ Pro Rata Share shall not exceed ten percent (10%) of the aggregate amount of Corporation Securities subject to such New Issuance; provided, further, however, that the Investors shall have a collective right of oversubscription such that if any holder of Corporation Securities fails to fully elect any participation rights it may have with respect to such New Issuance, the Investors shall have the right to purchase an additional portion of such Corporation Securities up to the balance of such New Issuance not so purchased by such non-participating holder. The Offer Notice shall describe the Corporation Securities proposed to be offered, sold or issued by the Corporation and specify the number, price and payment terms thereof. The

Corporation shall not offer, sell or issue any Corporation Securities, other than Exempt Issuances, without first complying with this Section 1. For the avoidance of doubt, each of the Investors shall have the right to allocate, in their sole discretion, the amount of Corporation Securities it elects to purchase pursuant to this Section 1 among them and their respective affiliates.
          1.2 Right to Purchase Corporation Securities.
               (a) The Investors may accept the Corporation’s offer as to the full number of securities offered to them in the Offer Notice or any lesser number, by written notice thereof (an “Exercise Notice”) given by it to the Corporation prior to the expiration of the aforesaid fifteen (15) business day period. An Exercise Notice shall specify the number (or amount) of Corporation Securities to be purchased by the Investor as permitted under this Section 1.
               (b) The Corporation shall have ninety (90) days from the date of the Offer Notice to consummate the proposed New Issuance at the price and upon the same terms specified in the Offer Notice, provided that, if such issuance is subject to regulatory approval, such ninety (90) day period shall be extended until the expiration of five (5) business days after all such approvals have been received, but in no event later than one hundred eighty (180) days from the date of the Offer Notice. At the consummation of such New Issuance, the Corporation shall: (x) have taken all necessary steps, including without limitation, made all regulatory filings and obtained all governmental, regulatory, shareholder and third party approvals and consents, and otherwise complied with all applicable laws, rules and regulations, with respect to the New Issuance; (y) execute and deliver to each Investor such transaction documents as are customary for the sale of securities, which shall contain, among other customary provisions, substantially the same representations, warranties, covenants and conditions as are contained in the Subscription Agreement; and (z) issue certificates representing the Corporation Securities to be purchased by each Investor registered in the name of such Investor, against payment by such Investor of the purchase price for such Corporation Securities specified in the Exercise Notice. Notwithstanding anything herein to the contrary, if the New Issuance is an underwritten offering, the Investors shall not be obligated as a condition to the exercise and consummation of its rights under this Section 1 to enter into any lock-up, indemnity or other agreement with the underwriters of such offering, unless and until all of the Corporation’s directors and principal executive officers, and other investors who own as much as or a greater percentage of Corporation Securities as the Investors, enter into substantially similar agreements with such underwriters; provided, that, in any event, any such agreement shall be in form and substance as is customary for such offerings.
               (c) If the Corporation proposed to issue any class of Corporation Securities after the time period in Section 1.2(b) above, it shall again comply with the procedures set forth in this Section 1. Any proposed offer, sale or issuance of Corporation Securities on terms more favorable than those described in the Offer Notice, as well as any subsequent proposed offer, sale or issue of any Corporation Securities by the Corporation, shall again be subject to the participating rights of the Investors set forth in this Section 1. Without the prior written consent of each Investor, except with respect to Exempt Issuances, the Corporation shall not offer, sell or issue Corporation Securities on terms and conditions more favorable to the purchasers thereof than those described in the Offer Notice.
               (d) The Corporation shall not be obligated to give any Offer Notices under this Section 1 after January 29, 2010.
               (e) For purposes of this Section 1, the following terms shall have the definitions set forth below:
                    (i) “Corporation Securities” means (i) any Common Stock or any other capital stock of the Corporation, (ii) any security convertible, with or without consideration, into any Common Stock or any other capital stock of the Corporation (including any option to purchase such a convertible security), (iii) any security carrying any warrant, option or other right to subscribe for or purchase any Common Stock or capital stock of the Corporation, (iv) any such warrant, option or other right exercisable for Common Stock or any other capital stock of the Corporation and (v) any debt, promissory note or securities issued in connection with any risk capital financing or otherwise that is convertible into or exercisable or exchangeable for Common Stock or any other capital stock of the Corporation.
                    (ii) “Exempt Issuances” means issuances in which Corporation Securities are issued (i) as a dividend, stock split or other distribution payable pro rata to all holders of Common Stock, (ii) to employees, officers, directors or consultants of the Corporation pursuant to any employee benefit plans or programs approved by the Board or any committee thereof, to the extent that the total number of Corporation Securities issuable pursuant to such plans or programs do not exceed 15% of the shares of Common Stock outstanding on the date hereof, (iii) upon the conversion or exercise of any options, warrants or other rights to purchase Common Stock (A) outstanding on the date hereof, (B) issued in accordance with the foregoing clause (ii) or (C) which constitute a prior New Issuance issued in accordance with the provisions of this Section 1, and (iv) as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is a commercial relationship and not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Corporation.
     2. Board Composition.
          2.1 Designated Director. During the period of time (the “Investor Board Representation Period”) beginning on the date the Investors “beneficially own” (as determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended), collectively, an aggregate number of shares of Common Stock equal to or greater than five percent (5%) of the then issued and outstanding shares of Common Stock (provided; however, that the calculation of such issued and outstanding shares of Common Stock shall not include Corporation Securities issued, after the date of this Agreement, in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), the “Threshold Amount”), and ending on the date the Investors collectively own less than the Threshold Amount, the Investors may designate one member of the Board (the “Investor Director”), who shall also serve on such committees of the Board as designated by the Board.

          2.2 Nomination and Approval. During the Investor Board Representation Period the Corporation shall use its best efforts to ensure that the Investor Director is duly nominated and elected to the Board and the committees thereof as designated by the Board, including without limitation, the preparation, filing with the U.S. Securities and Exchange Commission, and circulation of a proxy statement.
          2.3 Perquisites. Each Investor Director shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person’s membership on the Board, as each other non-executive member of the Board.
          2.4 Removal. If at any time after the Investor Board Representation Period, the Investor Director is serving on the Board, then the Corporation may request, in writing and delivered to the Investors, that the Investor Director decline nomination for re-election to the Board at the Corporation’s next annual shareholders meeting in which members of the Board are scheduled for election in accordance with the Corporation’s Certificate of Incorporation. Upon receipt of such written request, the Investors shall promptly direct the Investor Director to decline nomination for re-election in accordance with such request. The Investor Director may be removed and replaced at any time by the Investors, and the Corporation shall use its best effort to cause the removal and replacement of the Investor Director as instructed in writing by the Investor.
     3. Miscellaneous.
          3.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.
          3.2 Entire Agreement; Waivers and Amendments. This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Corporation and the Investors herein will survive the execution of this Agreement, the delivery to the Investors of the Securities being purchased and the payment therefor. This Agreement may be modified only in writing signed by the parties hereto.
          3.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
          3.4 Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:
To the Corporation: as set forth on the signature page hereto.
To the Investors: as set forth on the signature page hereto.
All notices hereunder shall be effective upon receipt by the party to which it is addressed.
          3.5 Interpretation.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.
          3.6 Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.
          3.7 No Conflicts. The Corporation shall take all actions necessary or desirable to ensure that the Corporation’s Certificate of Incorporation and Bylaws do not at any time conflict with any provision of this Agreement.
          3.8 Counterparts; Execution and Delivery. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile, PDF or other electronically transmitted means.
          3.9 Specific Performance. In addition to all other remedies available at law and in equity, the parties hereto acknowledge and agree that the rights and benefits of each Investor under this Agreement are unique in nature, and that remedies at law would be inadequate to fully compensate each Investor for any breach of this Agreement, therefore, each Investor shall be entitled to specifically enforce any provision of this Agreement, and to seek and obtain injunctive and other equitable relief with respect to the enforcement of its rights under this Agreement, in each case, without the need to post bond or security therefore.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

NOVAVAX, INC.

By:

Name:
Title:

Address:

Facsimile:
Email:
Novavax, Inc.
Investor Rights Agreement Signature Page

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

ABINGWORTH BIOVENTURES V LP

By: Abingworth LLP, its manager

By:

Name:
Title:

Address:

Facsimile:
Email:

ABINGWORTH BIOEQUITIES MASTER FUND LIMITED

By: Abingworth LLP, its manager

By:

Name:
Title:

Address:

Facsimile:
Email:
Novavax, Inc.
Investor Rights Agreement Signature Page